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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) December 27, 2000

                          Toymax International, Inc.
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            (Exact name of Registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)



               0-23215                               11-3391335
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      (Commission File Number)        (I.R.S. Employer Identification No.)


               125 E. Bethpage Road, Plainview, New York  11803
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         (Address of principal executive offices)           (ZipCode)

       Registrant's telephone number, including area code (516) 391-9898


                                Not Applicable
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        (Former name or former address, if changed since last report.)
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Item 5.    Other Events.

     On December 27, 2000, Toymax Inc., Go Fly A Kite, Inc., Monogram International, Inc. and Funnoodle, Inc. (collectively, the "Companies"), U.S.
                                                            ---------
based operating subsidiaries of Toymax International, Inc. (the "Registrant")
                                                                 ----------
entered into a financing agreement with The CIT Group Commercial Services, Inc. ("CIT") and Fleet Capital Corporation as lenders with CIT also acting as agent, providing for a three year $40 million asset based financing (the "Financing")
                                                                   ---------
secured by the receivables, inventory, equipment and all other tangible and intangible property of the Companies and guaranteed by the Registrant. The Financing replaces two prior financing facilities which provided for a revolving line of credit in an amount of up to $35 million.


Item 7.    Exhibits.

      99.1 Press release of the Registrant dated January 10, 2001.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Toymax International, Inc.
                                      --------------------------
                                             (Registrant)

Date:  January 10, 2001               By:  /s/ William A. Johnson, Jr.
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                                           William A. Johnson, Jr.
                                           Chief Financial Officer and Treasurer